SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 14, 2000

                          HERTZ TECHNOLOGY GROUP, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

Delaware                                  00-21679               13-3896069
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
incorporation)                                               Identification No.)

                   75 Varick Street, New York, New York 10013
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number, including area code (212) 634-4000

                                       NA
          (Former name or former address, if changed since last report)

Item 1: Changes in Control

On July 14, 2000, the Registrant entered into an Agreement and Plan of Merger with A Sure eCommerce, Inc, a privately held Nevada corporation, pursuant to which that corporation is to be merged into a subsidiary of the Registrant. Under the agreement, each of the 3,955,685 shares of common stock of A Sure eCommerce will be converted into the right to receive one share of Hertz Technology Group in a merger transaction. The combination will be accounted for as a purchase. After the merger, A Sure eCommerce shareholders will own approximately two-thirds of the outstanding common stock of the combined companies. Under the Agreement and Plan of Merger, A Sure will be entitled to designate the size and composition of the Registrant's board of directors following the merger.

On the closing of the merger, GEM Global Yield Fund Limited, a UK private equity fund, is to purchase $5,000,000 in convertible preferred stock and common stock purchase warrants from the combined company.

The merger is conditioned upon, among other things, approval by the stockholders of the Registrant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       HERTZ TECHNOLOGY GROUP, INC.


                                       By: /s/ Eli E. Hertz
                                           -------------------------------------
                                           Eli E. Hertz, Chairman, President and
                                           Chief Executive Officer

Dated: July 31, 2000

Exhibits

2     Agreement and Plan of Merger dated as of July 13, 2000.